As filed with the Securities and Exchange Commission on December 18, 2017
Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
salesforce.com, inc.
(Exact name of registrant as specified in its charter)

Delaware	94-3320693
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
salesforce.com, inc.
The Landmark @ One Market, Suite 300
San Francisco, California 94105
Telephone Number (415) 901-7000
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
_______________

Amy Weaver, Esq
President, Legal, General Counsel and Secretary
salesforce.com, inc.
The Landmark @ One Market, Suite 300
San Francisco, California 94105
Telephone Number (415) 901-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________
Copy to:
Ronald O. Mueller, Esq.
Stewart L. McDowell, Esq.
Gibson, Dunn & Crutcher, LLP
555 Mission Street, Suite 3000
San Francisco, California 94105
(415) 393-8200
_______________
Approximate date of commencement of proposed sale to the public:
From time to time, after the effective date of this Registration Statement.
_______________
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
If any of the securities on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
    Large accelerated filer [X]                Accelerated filer [ ]
    Non-accelerated filer [ ]                Smaller reporting company [ ]
    (Do not check if a smaller reporting company)        Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [ ]
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Security or Unit/ Proposed Maximum Aggregate Offering Price/ Amount of Registration Fee (1)
Debt Securities
Common Stock
Preferred Stock
Warrants
Depositary Shares
Purchase Contracts
Guarantees
Units (2)

(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may, from time to time, be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
(2) Any securities registered hereunder may be sold separately or as units with other securities registered hereunder

PROSPECTUS

salesforce.com, inc.

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
DEPOSITARY SHARES
PURCHASE CONTRACTS
GUARANTEES
UNITS
___________________
We or selling securityholders may, from time to time, offer to sell debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts, guarantees or units. Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus, the applicable prospectus supplement and the documents we incorporate by reference carefully before you invest in our securities.
Our common stock is listed on the New York Stock Exchange under the symbol “CRM.”
Investing in our securities involves a high degree of risk. See “Risk Factors” section of our filings with the SEC incorporated by reference herein and the applicable prospectus supplement.
___________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
___________________

This prospectus is dated December 18, 2017

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. We have not authorized anyone to provide any information other than that contained in this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred to you. We do not take responsibility for, and we do not provide any assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different information. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.
___________________

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. We or selling securityholders may sell any combination of the securities described in this prospectus, from time to time.
The types of securities that we or a selling securityholder may offer and sell, from time to time, pursuant to this prospectus are:
•debt securities;
•    common stock;
•    preferred stock;
•    warrants;
•    depositary shares;
•    purchase contracts;
•    guarantees; and
•    units consisting of any of the securities listed above.
Each time we or a selling securityholder sells securities pursuant to this prospectus, we will describe, in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.
Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

THE COMPANY
Salesforce is a leading provider of enterprise software, delivered through the cloud, with a focus on customer relationship management, or CRM. We introduced our first CRM solution in 2000, and we have since expanded our service offerings into new areas and industries with new editions, features and platform capabilities. Our core mission is to empower our customers to connect with their customers in entirely new ways through cloud, mobile, social, Internet of Things (“IoT”) and artificial intelligence technologies.
Our service offerings are intuitive and easy to use. They can be deployed rapidly, configured easily and integrated with other platforms and enterprise applications, or apps. We deliver our service offerings via major internet browsers and on leading mobile devices. We sell to businesses of all sizes and in almost every industry worldwide on a subscription basis, primarily through our direct sales efforts and also indirectly through partners.
Through our platform and other developer tools, we also encourage third parties to develop additional functionality and new apps that run on our platform, which are sold separately from, or in conjunction with, our service offerings.
Our Customer Success Platform is a comprehensive portfolio of service offerings providing sales force automation, customer service and support, marketing automation, digital commerce, community management, analytics, application development, IoT integration, collaborative productivity tools and our professional cloud services.
Salesforce also believes in giving back. We pioneered, and have inspired other companies to adopt, an integrated philanthropy model called the 1-1-1 model, which leverages 1% of a company’s equity, employee time and product to help improve communities around the world. We also believe in equality for all, and have spearheaded initiatives to create a world where equal pay, equal advancement, equal opportunity and equal rights become a reality for our employees and the broader world.
We were incorporated in Delaware in February 1999. Our principal executive offices are located in San Francisco, California, and our principal website address is www.salesforce.com. Our office address is The Landmark @ One Market, Suite 300, San Francisco, California 94105. Information on or accessible through our Internet website is not a part of this prospectus.
When used in this prospectus, the terms “the Company,” “Salesforce,” “issuer,” “we,” “our,” and “us” refer to salesforce.com, inc. and its consolidated subsidiaries, unless otherwise specified.
USE OF PROCEEDS
We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratio of earnings to fixed charges on a consolidated basis for the periods shown.

	Nine Months Ended October 31,		Year Ended January 31,
	2017	2016	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	2.1x	1.5x	1.2x	1.6x	N/A	N/A	N/A

For the purpose of calculating such ratios, “earnings” consist of income (loss) from continuing operations before income taxes and before adjustment for equity investees, plus fixed charges and amortization of capitalized interest, reduced by interest capitalized. “Fixed charges” consist of interest expense (net of capitalized portion), capitalized interest, amortization of debt discount and transaction costs and the portion of rental expense representative of interest expense. Earnings before fixed charges were inadequate to cover total fixed charges by approximately $104.1 million, $251.0 million, and $75.2 million for the fiscal years ended January 31, 2015, 2014, and 2013, respectively.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities under an indenture to be entered into between us and a trustee chosen by us, qualified to act as such under the Trust Indenture Act and appointed under the indenture. The indenture will be governed by the Trust Indenture Act. We will set forth the terms of any such debt securities in the applicable prospectus supplement.

The following is a summary of the indenture. It does not restate the indenture entirely. We urge you to read the indenture. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and we will file the indenture we enter into and the supplemental indentures or authorizing resolutions with respect to particular series of debt securities as exhibits to current or other reports we file with the SEC. See “Where You Can Find More Information” for information on how to obtain copies of the indentures and the supplemental indentures or authorizing resolutions. You may also inspect copies of the documents for the particular series at the office of the trustee. References below to an “indenture” are references to the applicable indenture, as supplemented, under which a particular series of debt securities is issued.

Terms of the Debt Securities

Our debt securities will be general obligations of salesforce.com, inc. We may issue them in one or more series. Supplemental indentures or authorizing resolutions will set forth the specific terms of each series of debt securities. We will provide a prospectus supplement for each series of debt securities that will describe:

•	the title of the series;

•
the aggregate principal amount (or any limit on the aggregate principal amount) of the series and, if any securities of a series are to be issued at a discount from their face amount, or with a premium, the method of computing the accretion of such discount or computing such premium;

•	the interest rate or method of calculation of the interest rate;

•	the date from which interest will accrue;

•	the record dates for interest payable on securities of the series;

•	the dates when, places where and manner in which principal and interest are payable;

•
if there is more than one trustee or a trustee other than the trustee under the base indenture, the identity of the trustee and, if not the trustee, the identity of each registrar, paying agent or authenticating agent with respect to such securities

•	the terms of any mandatory (including any sinking fund requirements) or optional redemption by the company;

•	the terms of any redemption at the option of holders;

•	the permissible denominations in which securities of such series are issuable, if different from minimum denominations of $2,000 and multiples of $1,000 in excess thereof;

•	whether securities of such series will be issued in registered or bearer form and the terms of any such forms of securities;

•
whether the securities of the series shall be issued in whole or in part in the form of a global security or securities, the terms and conditions, if different from those contained in the base indenture, upon which such global security or securities may be exchanged in whole or in part for definitive securities;

•	the depositary for such global security or securities;

•	the form of any legend or legends, if any, to be borne by any such global security or securities in addition to or in lieu of the legends referred to the base indenture;

•	the currency or currencies (including any composite currency) in which principal or interest or both may be paid;

•
if payments of principal or interest may be made in a currency other than that in which securities of such series are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any deletions from or modifications of or additions to the terms of this Indenture to provide for or to facilitate the issuance of securities denominated or payable, at the election of the company or a holder thereof or otherwise, in a foreign currency;

•
whether the amount of payments of principal of or any interest on, such securities may be determined with reference to an index, formula, financial or economic measure or other method or methods (which index, formula, measure or method or methods may be based, without limitation, on one or more currencies, commodities, equity indices or other indices) and if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or be payable;

•	provisions for electronic issuance of securities or issuance of securities of such series in uncertificated form;

•	any events of default, covenants, defined terms and/or other terms in addition to or in lieu of those set forth in the base indenture;

•	whether and upon what terms securities of such series may be defeased or discharged if different from the provisions set forth in the base indenture;

•	the form of the securities of such series;

•	any terms that may be required by or advisable under applicable law;

•
the percentage of the principal amount of the securities of such series which is payable if the maturity of the securities of such series is accelerated in the case of securities issued at a discount from their face amount;

•
whether securities of such series will or will not have the benefit of guarantees and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•	whether the securities of such series are senior or subordinated debt securities, and if subordinated debt securities, the terms of such subordination;

•
whether the securities of the series will be convertible into or exchangeable for other securities, common shares or other securities of any kind of the company or another person or persons, and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at the company’s option, the conversion or exchange period, and any other provision in relation thereto; and

•	any other terms in addition to or different from those contained in the base indenture applicable to such series.

The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject and the applicability of those covenants to any of our subsidiaries to be restricted thereby, which are referred to herein as “restricted subsidiaries.” The applicable prospectus supplement will also describe provisions for restricted subsidiaries to cease to be restricted by those covenants.

Events of Default and Remedies

Unless otherwise described in the applicable prospectus supplement, an event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture or authorizing resolution as being:

•	our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

•	our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

•
our failure to comply with any of our agreements or covenants in, or provisions of, the debt securities of such series or the indenture (as they relate thereto) and such failure continues for a period of 90 days after our receipt of notice of the default from the trustee or from the holders of at least 25 percent in aggregate principal amount of the then outstanding debt securities of that series; and

•	certain events of bankruptcy, insolvency or reorganization occur with respect to us.

The indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

The indenture will provide that if any event of default has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of such series of debt securities then outstanding (with a copy to the trustee if given by the holders) may declare the principal of all the debt securities of such series to be due and payable immediately. However, the holders of a majority in principal amount of the debt securities of such series then outstanding by notice to the trustee may waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to such series and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

Defeasance

Unless otherwise described in the applicable prospectus supplement, the indenture will permit us to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•
depositing in trust with the trustee, under an irrevocable trust agreement, money, government obligations or a combination thereof in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

•
complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

Unless otherwise described in the applicable prospectus supplement, the indenture will also permit us to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•
depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal and interest, if any, on the debt securities of such series to their maturity or redemption; and

•
complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, unless otherwise described in the applicable prospectus supplement, the indenture will permit us to terminate substantially all our respective obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or government obligations sufficient to pay all principal and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Amendment, Supplement and Waiver

Without notice to or the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities of a series to:

•	cure any ambiguity, omission, defect or inconsistency;

•	comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;

•
provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

•	create a series and establish its terms;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	add a guarantor in respect of any series of debt securities;

•	secure any series of debt securities;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	evidence and provide for the acceptance of appointment of a successor trustee;

•	make any change that would provide additional rights or benefits to holders of any series of debt securities;

•	make any change that does not adversely affect the rights of any holder in any material respect; or

•	conform the provisions of the indenture to the final offering document in respect of any series of debt securities.

With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a series with the written consent of the holders of at least a majority in principal amount of the debt securities of each series then outstanding affected by the amendment or supplement (voting as one class). In addition, the holders of a majority in principal amount of the debt securities of each series then outstanding affected by the waiver (voting as one class) may waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities.

Without the consent of each holder affected, we and the trustee may not:

•	reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest, including defaulted interest;

•	reduce the principal of or extend the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities;

•
make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our common stock or other securities, cash or other property in accordance with the terms of such security;

•	modify the ranking or priority of the debt securities;

•	release any guarantor of any series from any of its obligations under its guarantee or the indenture otherwise than in accordance with the terms of the indenture;

•
make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series;

•	waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

•	make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.

The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any such consent otherwise required from such holder, may be subject to the requirement that such holder shall have been the holder of record of debt securities with respect to which such consent is required or sought as of a record date fixed by us in accordance with the indenture.

Concerning the Trustee

The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

The indenture will provide that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person's own affairs. The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No Recourse against Others

The indenture will provide that a director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the debt securities or the indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.

Governing Law

The laws of the State of New York will govern the indenture and the debt securities.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 1,600,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of undesignated preferred stock, $0.001 par value. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus forms a part.

Common Stock

As of October 31, 2017, 722.3 million shares of our common stock were outstanding.

Each share of our common stock entitles its holder to one vote on all matters to be voted upon by our stockholders. Subject to any preferences that may apply to any preferred stock that may at the time be outstanding, holders of our common stock will receive ratably any dividends our board of directors declares out of funds legally available for that purpose. If we liquidate, dissolve or wind up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and any liquidation preference of any preferred stock that may at the time be outstanding. Our common stock has no preemptive rights, conversion rights, or other subscription rights or redemption or sinking fund provisions.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series. Our board of directors may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and number of shares constituting any series or the designation of any series. The issuance of preferred stock could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control. The ability to issue preferred stock could delay or impede a change in control.

Anti-Takeover Provisions

Some provisions of Delaware law, our amended and restated certificate of incorporation and our bylaws may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, which regulates, subject to some exceptions, acquisitions of publicly-held Delaware corporations. In general, Section 203 prohibits us from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person becomes an interested stockholder, unless:

•	our board of directors approved the business combination or the transaction in which the person became an interested stockholder prior to the date the person attained this status;

•
upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85 percent of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to the date the person became an interested stockholder, our board of directors approved the business combination and the stockholders other than the interested stockholder authorized the transaction at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3 percent of the outstanding stock not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•	any merger or consolidation involving us and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10 percent or more of our assets;

•	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder;

•	any transaction involving us that has the effect of increasing the proportionate share of our stock owned by the interested stockholders; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us.

In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the time of determination of interested stockholder status did own, 15 percent or more of a corporation’s voting stock.

Amended and Restated Certificate of Incorporation and Bylaw Provisions

Our amended and restated certificate of incorporation and bylaws provide that:

•	no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with our bylaws, and stockholders may not act by written consent;

•
the approval of holders of two-thirds of the shares entitled to vote at an election of directors is required to adopt, amend or repeal our bylaws or amend or repeal certain provisions of our certificate of incorporation;

•	our board of directors is expressly authorized to make, alter or repeal our bylaws;

•	stockholders may not call special meetings of the stockholders or fill vacancies on the board of directors;

•	our board of directors is authorized to issue preferred stock without stockholder approval;

•	any directors, or the entire board of directors, may only be removed by the affirmative vote of the holders of two-thirds of the shares entitled to vote at an election of directors; and

•
we will indemnify officers and directors against losses that they may incur as a result of investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any preferred stock, warrants, depositary shares, purchase contracts, guarantees or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION
The securities being offered by this prospectus may be sold by us or by a selling securityholder:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise;

•	through a combination of any such methods of sale; and

•	through any other methods described in a prospectus supplement.
The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act of 1933, as amended (the “Securities Act”).
Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.
If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth any managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.
If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.
We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
We may enter into agreements with agents, underwriters or dealers which may provide for indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the applicable prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.
Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.
Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.
LEGAL MATTERS
In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed upon for us by Gibson, Dunn & Crutcher LLP, and for any underwriters or agents, by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of salesforce.com, inc. appearing in salesforce.com, inc.’s Annual Report (Form 10-K) for the year ended January 31, 2017 (including the schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Demandware, Inc. and subsidiaries, incorporated in this prospectus by reference from salesforce.com, inc.’s Form 8-K/A filed on September 1, 2016 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information on file at the SEC’s public reference facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding its public facilities. Our SEC filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at http://www.sec.gov.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this registration statement until the end of any offerings under this prospectus:
1. Our Annual Report on Form 10-K for the fiscal year ended January 31, 2017;
2. The information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended January 31, 2017 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 26, 2017;
3. Our Quarterly Reports on Form 10-Q for the quarters ended April 30, 2017, July 31, 2017 and October 31, 2017, filed with the SEC on May 22, 2017, August 25, 2017, and November 22, 2017, respectively;

4. Our Current Reports on Form 8-K, filed with the SEC on July 11, 2016 (as amended on September 1, 2016), March 17, 2017, April 19, 2017, June 7, 2017, September 8, 2017, November 7, 2017, November 21, 2017 and December 18, 2017.
5. the description of our common stock in our Registration Statement on Form 8-A, filed with the SEC on June 21, 2004.
We are only incorporating certain portions of our annual proxy statement for our 2017 annual meeting of stockholders as described above and are not incorporating by reference (i) any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K or (ii) any Form S-D, that, in either case, we may file or furnish with the SEC, unless otherwise specified in such current report or in such form or in a particular prospectus supplement.
This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about Salesforce and our common stock.
Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below:
salesforce.com, inc.
The Landmark @ One Market, Suite 300
San Francisco, California 94105
(415) 901-7000
Attn: Corporate Secretary
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by the Registrant. The following statement of estimated expenses has been used to demonstrate the expense of an offering and does not represent an estimate of the aggregate amount of securities that may be registered or distributed pursuant to this registration statement because such amount is unknown at this time.

SEC Registration fee	*
FINRA Fees	(1)
Legal fees and expenses	(1)
Fees and expenses of qualification under state securities laws (including legal fees)	(1)
Accounting fees and expenses	(1)
Printing fees	(1)
Rating agency fees	(1)
Trustee’s fees and expenses	(1)
Miscellaneous	(1)
Total	(1)
*    In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee for the securities offered by this prospectus.
(1)    These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers.
Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to a corporation or its stockholders for monetary damages for breach or alleged breach of the director’s “duty of care.” While this statute does not change the directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director’s duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its amended and restated certificate of incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.
Section 145 of the General Corporation Law of the State of Delaware allows for the indemnification of officers, directors, employees and agents of a corporation. The amended and restated bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. The Company’s amended and restated bylaws also empower the Company to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and its executive officers that require the

Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. The Company intends to enter into indemnification agreements with any new directors and executive officers in the future.
Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
Item 16. Exhibits.
See Exhibit Index attached hereto and incorporated by reference.
Item 17. Undertakings.
(a)     The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the

Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Document

3.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant

3.2 (2)	Amended and Restated Bylaws of the Registrant

4.1*	Form of Indenture

4.2 (3)	Specimen certificate of the Registrant’s common stock

5.1*	Opinion of Gibson, Dunn & Crutcher LLP

12.1*	Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.3	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)

25.1*	Statement of Eligibility of U.S. Bank National Association, as trustee with respect to the Form of Indenture

*	Filed herewith
(1)	Incorporated by reference from the Registrant’s Current Report on Form 8-K as filed with the SEC on June 3, 2016
(2)	Incorporated by reference from the Registrant’s Current Report on Form 8-K as filed with the SEC on March 21, 2016.
(3)	Incorporated herein by reference to the Registrant’s Registration Statement on Form S-1/A filed with the SEC on April 20, 2004.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 18th day of December, 2017.

salesforce.com, inc.

/s/ Amy Weaver
Amy Weaver President, Legal, General Counsel and Secretary

POWERS OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below. Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints Marc Benioff, Mark Hawkins, Joe Allanson and Amy Weaver, and each of them severally as his or her attorney-in-fact to date and file with the Securities and Exchange Commission this Registration Statement on Form S-3, and to sign, date and file any and all amendments and post-effective amendments to this Registration Statement, in each case on his or her behalf, in any and all capacities stated below, as appropriate, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, and generally to do all such things on their behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Marc Benioff	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 18, 2017
Marc Benioff
/s/ Mark J. Hawkins	President and Chief Financial Officer (Principal Financial Officer)	December 18, 2017
Mark J. Hawkins
/s/ Joe Allanson	Executive Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	December 18, 2017
Joe Allanson
/s/ Keith Block	Director, Vice Chairman, President and Chief Operating Officer	December 18, 2017
Keith Block
/s/ Craig Conway	Director	December 18, 2017
Craig Conway
/s/ Alan Hassenfeld	Director	December 18, 2017
Alan Hassenfeld
/s/ Neelie Kroes	Director	December 18, 2017
Neelie Kroes
/s/ Colin Powell	Director	December 18, 2017
Colin Powell
/s/ Sanford R. Robertson	Director	December 18, 2017
Sanford R. Robertson
/s/ John V. Roos	Director	December 18, 2017
John V. Roos
/s/ Bernard Tyson	Director	December 18, 2017
Bernard Tyson
/s/ Robin Washington	Director	December 18, 2017
Robin Washington
/s/ Maynard Webb	Director	December 18, 2017
Maynard Webb
/s/ Susan Wojcicki	Director	December 18, 2017
Susan Wojcicki